SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported)  April 27, 2007

I.R.S. employer
Commission File	Registrant, Address of Principal Executive	Identification	State of
Number	Offices and Telephone Number	Number	Incorporation

001-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

000-00508	SIERRA PACIFIC POWER COMPANY P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Signatures

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 27, 2007, Sierra Pacific Power Company (“SPPC”), a wholly-owned subsidiary of Sierra Pacific Resources, completed the issuance of $40,000,000 aggregate principal amount of Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2007A, due March 1, 2036 (the “Series A Bonds”) and $40,000,000 aggregate principal amount of Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2007B, due March 1, 2036 (the “Series B Bonds” and, together with the Series A Bonds, the “Bonds”). The Bonds were issued by Washoe County, Nevada (“Washoe County”) for the benefit of SPPC.
     The Bonds were issued to refund $80,000,000 aggregate principal amount of Washoe County’s Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2001.
     The initial interest rate for the Bonds is 3.85% through May 29, 2007 for the Series A Bonds and through May 31, 2007 for the Series B Bonds. After the initial interest period, the Bonds will bear interest at a rate determined by auction and may be converted from time to time in accordance with their respective indentures so that such Bonds would thereafter bear interest at a daily, weekly, flexible or term rate as designated. The Series A Bonds are insured by Ambac Assurance Corporation, a Wisconsin stock insurance company. The Series B Bonds are insured by Financial Guaranty Insurance Company, a New York stock insurance company.
     In connection with the issuance of the Bonds, SPPC entered into Financing Agreements dated April 1, 2007 with Washoe County, pursuant to which Washoe County will lend the proceeds from the sales of the Bonds to SPPC. SPPC’s payment obligations under the Financing Agreements are secured by SPPC’s General and Refunding Mortgage Notes, Series O (the “Series O Notes”), which were issued in the same principal amounts and with the same maturity dates as the related Bonds. The Series O Notes will bear interest at such rates and in such amounts as the interest payable with respect to the related Bonds.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: April 27, 2007	By:	/s/ John E. Brown
John E. Brown
Corporate Controller

Sierra Pacific Power Company (Registrant)
Date: April 27, 2007	By:	/s/ John E. Brown
John E. Brown
Controller